Exhibit 32.1
CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Dr. Adam Craig, Executive Chairman of X4 Pharmaceuticals, Inc. (the “Company”), and David Kirske, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 17th day of March, 2026.

/s/ Adam R. Craig        /s/ David Kirske
Adam R. Craig, M.D., Ph.D., M.B.A.         David Kirske
Executive Chairman        Chief Financial Officer
(Principal Executive Officer)             (Principal Financial Officer and Principal Accounting Officer)